UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2020

TENZING ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38634	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 55th Street

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 212-710-5220

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbols	Name of Each Exchange on Which Registered:
Ordinary Shares, no par value	TZAC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one Ordinary Share, exercisable for $11.50	TZACW	The NASDAQ Stock Market LLC
Units, each consisting of one Ordinary Shares and one Warrant	TZACU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 10, 2020, Tenzing Acquisition Corp. (the “Company”) issued an unsecured promissory note (the “Note”) in the amount of up to $750,000.00 to Tenzing LLC (the “Sponsor”). A portion of the proceeds of the Note, which may be drawn down from time to time until the Company consummates its initial business combination, will be used to fund a contribution in the amount of $0.099 per ordinary share held by public shareholders that is not redeemed in connection with a shareholder vote to extend the time that the Company has to consummate its initial business combination (the “Extension Proposal”), which proposal will be presented at the special meeting of shareholders to be held on February 18, 2020. If no public shareholders redeem their ordinary shares in connection with the Extension Proposal, $626,000 of the proceeds of the Note will be deposited into the Company’s trust account. Any remaining proceeds of the Note will be used as general working capital.

The Note bears no interest and is payable in full upon the earlier to occur of (i) the consummation of the Company’s initial business combination and (ii) the date the winding up of the Company is effective (the “Maturity Date”).  A failure to pay the principal within five business days of the Maturity Date or the commencement of a voluntary or involuntary bankruptcy action shall be deemed an event of default, in which case the Note may be accelerated. The Sponsor has the option to convert any unpaid balance of the Note into units (the “Conversion Units”), each unit consisting of one ordinary share of the Company and one warrant exercisable for one ordinary share of the Company, based on a conversion price of $10.00 per unit, subject to adjustment. The terms of the Conversion Units would be identical to the units issued by the Company to the Sponsor in a private placement that was consummated in connection with the Company’s initial public offering. The Sponsor shall be entitled to certain registration rights relating to the Conversion Units

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A copy of the Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 2.03 are intended to be summaries only and are qualified in their entirety by reference to the Note.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated February 10, 2020, issued by Tenzing Acquisition Corp. to Tenzing LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENZING ACQUISITION CORP.

Date: February 14, 2020	By:	/s/ Rahul Nayar
Name: Rahul Nayar
Title: Chief Executive Officer